Exhibit 2.2

FORM OF

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A CORPORATION

PURSUANT TO SECTION 265

OF THE DELAWARE GENERAL CORPORATION LAW AND

SECTION 18-216 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT

1.	The jurisdiction in which Zentalis Pharmaceuticals, LLC (the “Company”) was first formed is Delaware.

2.	The jurisdiction of the Company immediately prior to filing this Certificate of Conversion from a limited liability company to a corporation (this “Certificate”) was Delaware.

3.	The Company filed its original certificate of formation with the Secretary of State of the State of Delaware and was first formed on November 21, 2017 in the State of Delaware.

4.	The name and type of entity of the Company immediately prior to the filing of this Certificate was Zentalis Pharmaceuticals, LLC, a Delaware limited liability company.

5.	The name of the corporation into which Zentalis Pharmaceuticals, LLC shall be converted as set forth in the certificate of incorporation of the corporation shall be Zentalis Pharmaceuticals, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion from a Limited Liability Company to a Corporation dated as of April [●], 2020.

ZENTALIS PHARMACEUTICALS, LLC

By:
Name:	Anthony Y. Sun, M.D.
Title:	Chief Executive Officer and President